Exhibit 99.1

Resource Acquisition Group, Inc. Announces Change of Name to
American Retail Group, Inc. and Change of Ticker Symbol to “ARGB”

LAS VEGAS, NV—April 5, 2011 – Resource Acquisition Group, Inc. (the “Company”) is pleased to announce that effective April 1, 2011 the Company’s name changed to American Retail Group, Inc. and its trading symbol changed to “ARGB.”

Ms. Bayazit, CEO of the Company, commented, “The new name better identifies the Company with the business conducted by it. We look forward to expanding our business as a public company under the new name.”  Details regarding the foregoing corporate action are contained in the Company’s Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission on April 5, 2011.

About the Company

We are one of the leading supermarket chains in the Republic of Kazakhstan and we currently operate 35 stores under the “SM Market” brand name. Twenty-three of our supermarkets are located in Almaty, the largest city in Kazakhstan and its commercial center, while the remaining supermarkets are located in seven major districts throughout the country.  Our supermarkets sell a broad selection of merchandise including groceries, fresh food, alcoholic beverages and non-food items.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements are based upon the current plans, estimates and projections of Resource Acquisition’s management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing products; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in Kazakhstan, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in Kazakhstan, general economic conditions; geopolitical events and regulatory changes, availability of capital, the Company's ability to maintain its competitive position and dependence on key management.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

CONTACT: American Retail Group, Inc.
Soledad Bayazit, Chief Executive Officer
Email: sbayazit@american-retail-group.com